UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 5, 2019

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
See disclosure below in Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers - Election of Julie Whalen, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Johnathan L. Dolgen
On June 5, 2019, director Jonathan L. Dolgen resigned from the Board of Directors (the “Board”) of Expedia Group, Inc. (the “Company”). Mr. Dolgen’s retirement as a director was not the result of any dispute or disagreement between Mr. Dolgen and the Company.
On the same date, in recognition of his service to the Company and to continue to benefit from his counsel following his resignation, the Board designated Mr. Dolgen as a director emeritus of the Company, effective immediately following his retirement from the Board. As a director emeritus, Mr. Dolgen may attend Board and Board Committee meetings in an advisory capacity, but will not vote on Board matters. As a director emeritus, Mr. Dolgen will receive an annual retainer of $50,000 and each of Mr. Dolgen’s unvested restricted stock unit awards outstanding as of the date of his resignation from the Board will continue to vest in accordance with their terms.
Election of Julie Whalen
On June 5, 2019, the Board (including a majority of the remaining directors elected by holders of the Company’s common stock and Class B common stock, voting as a single class) elected Julie Whalen to fill the vacancy created by Mr. Dolgen’s resignation from the Board and appointed Ms. Whalen to serve as a member of the Company’s Audit Committee.
    Ms. Whalen, 48, is the Executive Vice President and Chief Financial Officer of Williams-Sonoma, Inc., a global specialty retailer, where she is responsible for overseeing Williams-Sonoma’s global financial departments including controllership, corporate financial planning and analysis, tax, treasury, investor relations, risk management and internal audit and has shared accountability of the brand finance functions. She joined Williams-Sonoma in 2001 in the corporate financial planning organization and progressed through positions of increasing responsibility from Vice President, Corporate Controller to Senior Vice President and Treasurer, and was appointed Executive Vice President and Chief Financial Officer in 2012. Ms. Whalen began her career in public accounting with KPMG Peat Marwick LLP. Ms. Whalen is a Certified Public Accountant and holds both a B.S. in accounting and a J.D. from Pepperdine University.
In connection with her election and appointment, the Board determined that Ms. Whalen (i) is an “independent director” as contemplated by Section 5605(a)(2) of the Nasdaq Marketplace Rules, (ii) meets the requirements for audit committee service pursuant to Nasdaq Marketplace Rule 5605(c)(2)(A), and (iii) is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Ms. Whalen’s initial term will expire at the Company’s 2019 annual meeting of stockholders or her earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Ms. Whalen nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Ms. Whalen party to any understanding or arrangement pursuant to which she was appointed as a director.
Ms. Whalen will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2019.
On June 5, 2019, the Company notified Nasdaq of the addition of Ms. Whalen to the Audit Committee of the Board. On June 6, 2019, Nasdaq in turn notified the Company that it was in compliance with Nasdaq Marketplace Rule 5605(c)(2), which requires the Company to have an audit committee composed of at least three independent directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ ROBERT J. DZIELAK
Robert J. Dzielak
Chief Legal Officer and Secretary
Dated: June 7, 2019